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                                                                EXHIBIT NO. 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the inclusion in the Prospectus of this Registration Statement on Amendment No. 1 to Form S-1, of our report dated May 11, 2000, except as to Note 16 for which the date is June 9, 2000, relating to the financial statements of GreyStone Digital Technology, Incorporated ("GreyStone") as of March 31, 2000 and 1999 and for each of the three years in the period ended March 31, 2000. We also consent to the reference to our firm under the captions, "Selected Historical Financial Data" and "Experts", in the Prospectus of the Registration Statement.

                                                      /s/ J.H. Cohn LLP

San Diego, California
September 18, 2000